[GRAPHIC OMITED]

                                BINDING DEAL MEMO
                                -----------------


May 20, 2004

1. UC Hub has formed a Nevada Corporation, eSAFE Cards Inc, a wholly owned subsidiary, to run its financial services which may include and not be limited to, acquiring/merchant services, debit cards, payroll cards, kiosks, loading stations and stored valued cash cards with membership benefits/services.

2. eSAFE Cards Inc, and eCelerity will form a Joint venture as a Nevada LLC, called eSAFE Processing LLC or something thereof. eSAFE Cards Inc, shall own 80% of the LLC and eCelerity shall own 20%. eCelerity shall contribute proprietary switching software, potentially partitioned servers and servicing to the new LLC so that it can authorize and process and facilitate all the eCelerity service and product offerings included and not limited to, POS, ATM and internet transactions domestically and internationally.

3. eSAFE Processing LCC will enter into a gateway services and management agreement with eCelerity for eCelerity to provide all back room and gateway services. Gateway services will be provided at eCelerity's actual transaction cost as listed on Exhibit A. Management charges shall be at eCelerity's actual, out-of-pocket, third party, arms-length costs. All of these costs and the corresponding bank charges will be charged to the new LLC and such costs will be paid from this joint venture proceeds before there is any split of profits. This agreement between eSAFE Cards Inc. and eCelerity shall continue worldwide, in perpetuity so long as eSAFE utilizes eCelerity switching software contemplated under this proposal.

4. eSAFE Processing LLC will enter Into a processing relationship with eSAFE Cards, Inc, to provide processing services, which services shall be provided at arm-length market prices. This relationship will be exclusive to eSAFE Cards, but only so long as eSAFE Processing maintains industry standard Service Levels
(SLAs). In addition, it is intended that UC Hub and its other related entities will utilize eSAFE Processing, LLC for processing services when feasible since eSAFE Processing is a joint venture partner and eCelerity will use the various services offered by UC Hub groups. Parties, eSAFE Cards Inc and eCelerity will also provide each other office space when needed.

5. UC Hub and/or eSAFE Cards Inc. will provide to the new joint venture, eSAFE Processing LLC as recoupable, interest bearing loans: a) The initial operating capital of eSAFE Processing LLC b) Capital asset costs for additional equipment may be required and if shall be at the sole discretion or eSAFE Processing. UC Hub and/or eSAFE Cards Inc. shall look solely to eSAFE Processing, LLC for repayment of the loans contemplated herein. eCelerity shall have no liability for the loan, or any other aspect of eSAFE Processing, LLC. Further, eCelerity shall not be required to contribute additional capital to eSAFE Processing, LLC to maintain its ownership percentage.

6. eCelerity will pass on to eSAFE Processing LLC the eCelerity actual, arms length, third party costs of goods on all related direct and indirect hardware, software, services, deals and products, included and not limited to, pricing on kiosks, check cashing hardware, POSA card activation hardware, or servicing of kiosks. eCelerity will promote its relationship with eSAFE.

7. eSAFE Processing, LLC shall at all times comply with Network Operating Rules and any laws, Regulations, guidance, orders or rules issued by the Regulatory Authorities that relate to the cards, matters and transactions contemplated by this Agreement and shall cause all third parties performing any of its respective obligations, and for whom it provides services

                               [GRAPHIC OMITED]


hereunder, including eSAFE Cards, Inc., to comply with all of the foregoing. eSAFE Processing, LLC shall complete all registration requirements as required by each applicable system of which the Sponsor Bank has agreed to become a member, and shall pay all applicable fees and expenses as a result of its sponsorship or registration of, and as required to maintain a Prepaid Debit Card program, and is solely responsible for all costs and expenses associated with its provision of card services not otherwise addressed in this Agreement.

8. UC Hub, eSAFE Cards Inc. and eCelerity agree to negotiate in good faith a more formal, long form agreement based upon the terms contained in this binding deal memo. Until that agreement is completed and signed by all parties, this agreement shall remain in full force and effect.

9. A UC Hub stock or stock option grant to eCelerity in connection with the software contribution to the new LLC shall be discussed and included, if appropriate, in the long form agreement contemplated by the parties.

Agreed, UC Hub


/s/ Larry Wilcox                Date  5/23/04
---------------------------          ---------------
Signature



Agreed, eCelerity


/s/ Richard                     Date  5/23/04
---------------------------          ---------------
Signature

                                [GRAPHIC OMITED]


                                    EXHIBIT A


ATM Network Connectivity:    Plus, Cirrus, STAR, Honor/Star East, NYCE, Pulse, Express Cash, Discover, Diners Club,
                             Visa, MasterCard, and MAC
P.O.S Network Connectivity:  Pulse (PulsePay), Star (Explore), Honor/Star East, Express Cash, Discover, Maestro
                             (Other networks may from time to time be added to the eCelerity system.)


TRANSACTION GATEWAY FEES
ECELERITY GATEWAY COST 5/21/04

Transaction Volume                   Price
-------------------------------------------

1 - 1,000,000                       $0.0425
1,000,001 - 1,000,500               $0.0375
1,000,501 - 2,000,000               $0.0325
Over 2,000,000                      $ 0.030

Transaction volume utilized for pricing to eSAFE Processing, LLC shall be determined by eCelerity's total volume, not just volume created by eSAFE Processing, LLC.



                                                   Initials_____________________